SECURITIES PURCHASE AGREEMENT
                          -----------------------------

      THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of May ___, 2005, by and between SMARTIRE SYSTEMS, INC., a corporation organized and existing under the laws of the Yukon Territory, and Cornell Capital Partners, LP (the "Buyer").

                                   WITNESSETH:
                                   -----------

      WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of:

      (i) Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"); and

      (ii) Multilateral Instrument 45-103 adopted by the British Columbia Securities Commission (the "BCSC");

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer, as provided herein, and the Buyer shall purchase One Million Five Hundred Thousand Dollars ($1,500,000) of convertible debenture (the "Convertible Debenture"), which shall be convertible into shares of the Company's common stock, no par value (the "Common Stock") (as converted, the "Conversion Shares"), all of which One Million Five Hundred Thousand Dollars ($1,500,000) shall be funded on the fifth (5th) business day following the date hereof (the "Closing") for a total purchase price of up to One Million Five Hundred Thousand Dollars ($1,500,000) (the "Purchase Price") in the respective amounts set forth opposite the Buyer's name on Schedule I (the "Subscription Amount");

      WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the "Investor Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated there under, and applicable state securities laws; and

      WHEREAS, the aggregate proceeds of the sale of the Convertible Debenture contemplated hereby shall be held in escrow pursuant to the terms of an escrow agreement substantially in the form of the Escrow Agreement attached hereto as Exhibit B; and

      WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering Irrevocable Transfer Agent Instructions substantially in the form attached hereto as Exhibit E (the "Irrevocable Transfer Agent Instructions")

      NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer(s) hereby agree as follows:

      1.    PURCHASE AND SALE OF CONVERTIBLE DEBENTURE.

            (a) Purchase of Convertible Debenture. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, the Buyer agrees to purchase at Closing (as defined herein below), and the Company agrees to sell and issue to the Buyer at Closing, a Convertible Debenture in amount corresponding with the Subscription Amount set forth opposite the Buyer's name on Schedule I hereto. Upon execution hereof by the Buyer, the Buyer shall wire transfer the Subscription Amount set forth opposite his name on Schedule I in same-day funds or a check payable to "David Gonzalez, Esq., as Escrow Agent for SmarTire Systems, Inc./Cornell Capital Partners, LP", which Subscription Amount shall be held in escrow pursuant to the terms of the Escrow Agreement (as hereinafter defined) and disbursed in accordance therewith.

            (b) Closing Date. The Closing of the purchase and sale of the Convertible Debenture shall take place at 10:00 a.m. Eastern Standard Time on the fifth (5th) business day following the date hereof, subject to notification of satisfaction of the conditions to the Closing set forth herein and in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer(s)) (the "Closing Date"). The Closing shall occur on the respective Closing Dates at the offices of Yorkville Advisors, LLC, 3700 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 (or such other place as is mutually agreed to by the Company and the Buyer(s)).

            (c) Escrow Arrangements; Form of Payment. Upon execution hereof by the Buyer and pending the Closing, the aggregate proceeds of the sale of the Convertible Debenture to the Buyer pursuant hereto shall be deposited in a non-interest bearing escrow account with David Gonzalez, Esq., as escrow agent (the "Escrow Agent"), pursuant to the terms of an escrow agreement between the Company, the Buyer and the Escrow Agent in the form attached hereto as Exhibit B (the "Escrow Agreement"). Subject to the satisfaction of the terms and conditions of this Agreement, and in accordance with the Escrow Agreement, on the Closing Date, (i) the Escrow Agent shall deliver to the Company in accordance with the terms of the Escrow Agreement such aggregate proceeds for the Convertible Debenture to be issued and sold to the Buyer, minus the unpaid structuring fees and expenses of Yorkville Advisors Management, LLC of Ten Thousand Dollars ($10,000) which shall be paid directly from the gross proceeds held in escrow of the Closing, and (ii) the Company shall deliver to the Buyer, a Convertible Debenture which the Buyer is purchasing in the amount indicated opposite the Buyer's name on Schedule I, duly executed on behalf of the Company.

      2.    DOCUMENTS REQUIRED FROM BUYER.

      The Buyer must complete, sign and return to the Company:

            (a) an executed copy of this Agreement;

            (b) a Prospective Investor Suitability Questionnaire in the form attached as Exhibit C (the US Questionnaire");

            (c) if the Buyer is purchasing pursuant to Part 5 of Multilateral Instrument 45-103 adopted by the BCSC, or is purchasing as a foreign portfolio manager pursuant to British Columbia Instrument 45-504 adopted by the BCSC, a British Columbia Accredited Investor Questionnaire in the form attached as Exhibit D (together with the US Questionnaire, the "Questionnaires");

      The Buyer shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by any regulatory authorities and applicable law.

      3.    BUYER'S REPRESENTATIONS AND WARRANTIES.

      The   Buyer represents and warrants, severally and not jointly, that:

            (a) Investment Purpose. The Buyer is acquiring the Convertible Debenture and, upon conversion of Convertible Debenture, the Buyer will acquire the Conversion Shares then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Conversion Shares at any time in accordance with or pursuant to an effective registration statement covering such Conversion Shares or an available exemption under the Securities Act.

            (b) Accredited Investor Status. The Buyer is an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D and, in Multilateral Instrument 45-103 adopted by the BCSC..

            (c) Reliance on Exemptions. The Buyer understands that the Convertible Debenture is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

            (d) Information. The Buyer and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Convertible Debenture and the Conversion Shares, which have been requested by such Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Convertible Debenture and the Conversion Shares involves a high degree of risk. The Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. The Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Convertible Debenture and the Conversion Shares.

            (e) No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Convertible Debenture or the Conversion Shares, or the fairness or suitability of the investment in the Convertible Debenture or the Conversion Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Convertible Debenture or the Conversion Shares.

            (f) Transfer or Resale. The Buyer understands that except as provided in the Investor Registration Rights Agreement: (i) the Convertible Debenture has not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities
Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Company reserves the right to place stop transfer instructions against the shares and certificates for the Conversion Shares.

            (g) Legends. The Buyer understands that the certificates or other instruments representing the Convertible Debenture and or the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company within three (3) business days shall issue a certificate without such legend to the holder of the Conversion Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) in connection with a sale transaction, provided the Conversion Shares are registered under the Securities Act or (ii) in connection with a sale transaction, after such holder provides the Company with an opinion of counsel, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Conversion Shares may be made without registration under the Securities Act.

            (h) Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

            (i) Receipt of Documents. The Buyer and his or its counsel has received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein, the Investor Registration Rights Agreement, the Escrow Agreement, and the Irrevocable Transfer Agent Agreement;
(ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company's Form 10-KSB for the fiscal year ended July 31, 2004 and Form 10-QSB for the fiscal quarters ended October 31, 2004 and January 31, 2005; and (v) answers to all questions the Buyer submitted to the Company regarding an investment in the Company; and the Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

            (j) Due Formation. The Buyer has been formed and validly exists and has not been organized for the specific purpose of purchasing the Convertible Debenture and is not prohibited from doing so.

            (k) No Legal Advice From the Company. The Buyer acknowledges, that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. The Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

            (l) B.C. Exemption - Accredited Investor as Principal. If the Buyer is purchasing the Convertible Debenture pursuant to Part 5 of Multilateral Instrument 45-103 adopted by the BCSC, then the Buyer additionally represents, warrants and covenants to the Company (which representations, warrants and covenants shall survive closing) that the Buyer is purchasing as principal for its own account, and not for the benefit of any other person, or company.

            (m) B.C. Exemption - Minimum Purchase as Principal. If the Buyer is purchasing the Convertible Debenture pursuant to Section 74(2)(4) of the B.C. Act, then the Buyer additionally represents, warrants and covenants to the Company (which representations, warrants and covenants shall survive closing) that:

                  (i) the Buyer is purchasing as principal for its own account, and not for the benefit of any other person, or company, a Convertible Debenture with an aggregate acquisition cost to the Buyer of not less than CDN$97,000;

                  (ii) if the Buyer is not an individual or a corporation, each member of the partnership, syndicate or other unincorporated organization which is the purchaser, or each beneficiary of the trust which is the purchaser, as the case may be, is an individual who has an aggregate acquisition cost for the Convertible Debenture of not less than CDN $97,000;

                  (iii) neither the Buyer nor any party on whose behalf the Buyer is acting has been created, established formed or incorporated solely, or is used primarily to acquire securities or to permit the purchase of the Convertible Debenture without a prospectus in reliance on an exemption from the prospectus requirements of applicable securities legislation; and

                  (iv) if the Buyer is not purchasing for its own account;

                              A. the Buyer is a trust company or an insurer
which has received a business authorization under the Financial Institutions Act (British Columbia;
or

                              B. a portfolio manager who manages the investment
 portfoliosof clients through discretionary authority granted by one or more clients and the Buyer is registered under the B.C. Act, or the Buyer is exempt from such registration, and the Buyer is purchasing the Convertible Debenture as an agentfor accounts that are fully managed by the Buyer;

            (n) B.C. Exemption - Trust Companies, Insurers and Portfolio Managers Outside British Columbia. If the Buyer is purchasing the Convertible Debenture pursuant to the exemption from prospectus requirements available under British Columbia Instrument 45-504 and is not purchasing for its own account, then the Buyer additionally represents, warrants and covenants to the Company (which representations, warrants and covenants shall survive closing) that;

                  (i) the Buyer is purchasing a Convertible Debenture at an aggregate acquisition cost to the Buyer of not less than CDN$97,000;

                  (ii) the Buyer is:

            A. a trust company or an insurer authorized under the laws of anotherprovince in Canada to carry on such business in such province or territory, and the Buyer is purchasing the Convertible Debenture as an agent or trustee for accounts that are fully managed by the Buyer; or

            B. a portfolio manager who manages the investment portfolios of clients through discretionary authority granted by one or more clients and the Buyer is registered as a portfolio manager under the laws of a province in Canada other than British Columbia, or the Buyer is exempt from such registration and the Buyer is purchasing the Convertible Debenture as an agent for accounts that are fully managed by the Buyer; or

            C. a person that carries on business as a portfolio manager in a jurisdiction outside Canada, and the Buyer is purchasing the Convertible Debenture as an agent for accounts that are fully managed by the Buyer.

      4.    BRITISH COLUMBIA RESALE RESTRICTIONS.

            (a) The Buyer acknowledges that the Convertible Debenture and/or Conversion Shares are subject to resale restrictions in British Columbia and may not be traded in British Columbia except as permitted by the B.C. Act and the rules made thereunder.

            (b) Pursuant to Multilateral Instrument 45-102, as adopted by the BCSC, a subsequent trade in the Convertible Debenture will be a distribution subject to prospectus and registration requirements of applicable Canadian securities legislation (including the B.C. Act) unless certain conditions are met, including the following:

                  (i) at least four (4) months (the "Canadian Hold Period") shall have elapsed from the date on which the Convertible Debenture were issued to the Buyer;

                  (ii) during the currency of the Canadian Hold Period, any certificate representing the Convertible Debenture is imprinted with a legend (the "Canadian Legend") stating:

                  " Unless permitted under securities legislation,

                  the holder of the securities shall not trade the

                  securities before [insert the date that is four

                  months and a day after the distribution date]."

                  (iii) the trade is not a control distribution (as defined in Multilateral Instrument 45-102);

                  (iv) no unusual effort is made to prepare the market or to create a demand for the Convertible Debenture that is the subject of the trade;

                  (v) no extraordinary commission or consideration is paid to a person or company in respect of the trade ; and

                  (vi) if the selling security holder is an insider or officer of the Company, the selling security holder has no reasonable grounds to believe that the Company is in default of securities legislation; and

            (c) By executing and delivering this Agreement, the Buyer will have directed the Company not to include the Canadian Legend on any certificates representing the Conversion Shares to be issued to the Buyer,

            (d) As a consequence, the Buyer will not be able to rely on the resale provisions of Multilateral Instrument 45-102, and any subsequent trade in the Convertible Debenture during or after the Canadian Hold Period will be distribution subject to the prospectus and registration requirements of Canadian securities legislation, to the extent that the trade at that time is subject to any such Canadian securities legislation.

      5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants to the Buyer that, except as set forth in the SEC Documents (as defined herein):

            (a) Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

            (b) Authorization, Enforcement, Compliance with Other Instruments.
(i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Investor Registration Rights Agreement, the Irrevocable Transfer Agent Agreement, the Escrow Agreement, and any related agreements (collectively, the "Transaction Documents") and to issue the Convertible Debenture and the Conversion Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Convertible Debenture the Conversion Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. The authorized officer of the Company executing the Transaction Documents knows of no reason why the Company cannot file the registration statement as required under the Investor Registration Rights Agreement or perform any of the Company's other obligations under such documents.

            (c) Capitalization. As of May 11, 2005, the authorized capital stock of the Company consists of an unlimited number of shares of common stock, no par value per share and one hundred thousand (100,000) shares of Preferred Stock, par value CDN1,000. As of May 11, 2005, the Company had two hundred seventy-three million four hundred twenty-five thousand eight hundred thirty-six (273,425,836) shares of common stock and twenty-five thousand (25,000) shares of Preferred Stock issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in the SEC Documents (as defined in Section 3(f)), no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the SEC Documents, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement) and (iv) there are no outstanding registration statements and there are no outstanding comment letters from the SEC or any other regulatory agency. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Convertible Debenture as described in this Agreement. The Company has furnished to the Buyer true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

            (d) Issuance of Securities. The Convertible Debenture is duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof. The Conversion Shares issuable upon conversion of the Convertible Debenture have been duly authorized and reserved for issuance. Upon conversion or exercise in accordance with the Convertible Debenture the Conversion Shares will be duly issued, fully paid and nonassessable.

            (e) No Conflicts. Except as disclosed in the SEC Documents, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The National Association of Securities Dealers Inc.'s OTC Bulletin Board on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed in the SEC Documents, neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. Except as disclosed in the SEC Documents, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

            (f) SEC Documents: Financial Statements. Since January 1, 2003, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Buyers or their representatives, or made available through the SEC's website at http://www.sec.gov., true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (g) Rule 10(b)-5. The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

            (h) Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would
(i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the SEC Documents, have a material adverse effect on the business, operations, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

            (i) Acknowledgment Regarding Buyer's Purchase of the Convertible Debenture. The Company acknowledges and agrees that the Buyer(s) is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer(s) is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer(s) or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of the Convertible Debenture or the Conversion Shares. The Company further represents to the Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

            (j) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Convertible Debenture or the Conversion Shares.

            (k) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Convertible Debenture or the Conversion Shares under the Securities Act or cause this offering of the Convertible Debenture or the Conversion Shares to be integrated with prior offerings by the Company for purposes of the Securities Act.

            (l) Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

            (m) Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

            (n) Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

            (o) Title. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

            (p) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

            (q) Regulatory Permits. The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

            (r) Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (s) No Material Adverse Breaches, etc. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, or results of operations of the Company or its subsidiaries. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company's officers, has or is expected to have a material adverse effect on the business, properties, operations, financial condition, or results of operations of the Company or its subsidiaries.

            (t) Tax Status. Except as set forth in the SEC Documents, the Company and each of its subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

            (u) Certain Transactions. Except as set forth in the SEC Documents, and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

            (v) Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

      6.    COVENANTS.

            (a) Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

            (b) Form D. The Company agrees to file a Form D with respect to the Conversion Shares as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Conversion Shares, or obtain an exemption for the Conversion Shares for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States or Canada, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

            (c) Reporting Status. Until the earlier of (i) the date as of which the Buyer(s) may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto), or
(ii) the date on which (A) the Buyer(s) shall have sold all the Conversion Shares and (B) none of the Convertible Debenture are outstanding (the "Registration Period"), the Company shall file in a timely manner all reports required to be filed with the SEC pursuant to the Exchange Act and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

            (d) Use of Proceeds. The Company will use the proceeds from the sale of the Convertible Debenture for retirement of debt, general corporate and working capital purposes.

            (e) Reservation of Shares. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of the Conversion Shares. If at any time the Company does not have available such shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Conversion Shares of the Company shall call and hold a special meeting of the shareholders within thirty
(30) days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company's management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

            (f) Listings or Quotation. The Company shall promptly secure the listing or quotation of the Conversion Shares upon each national securities exchange, automated quotation system or The National Association of Securities Dealers Inc.'s Over-The-Counter Bulletin Board ("OTCBB") or other market, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall use its best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable under the terms of this Agreement. The Company shall maintain the Common Stock's authorization for quotation on the OTCBB.

            (g) Fees and Expenses. Each of the Company and the Buyer shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of the Transaction Documents. The Company shall pay Yorkville Advisors Management LLC a fee equal to ten percent (10%) of the Purchase Price at closing.

            (h) The Company shall pay a structuring fee to Yorkville Advisors Management, LLC of Ten Thousand Dollars ($10,000), shall be paid directly from the proceeds of the Closing.

      t 12 (i) Corporate Existence. So long as any of the Convertible Debenture remains outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company's assets or any similar transaction or related transactions (each such transaction, an "Organizational Change") unless, prior to the consummation an Organizational Change, the Company obtains the written consent of the Buyer . In any such case, the Company will make appropriate provision with respect to such holders' rights and interests to insure that the provisions of this Section 4(h) will thereafter be applicable to the Convertible Debenture. (j) Transactions With Affiliates. So long as any Convertible Debenture is outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary's officers, directors, person who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates (as defined below) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in an Affiliate of the Company, (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (d) any agreement transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company, for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement and (e) any agreement, transaction, commitment, or arrangement that is amended, modified, or supplemented in the ordinary course of business consistent with past practice. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

            (k) Transfer Agent. The Company covenants and agrees that, in the event that the Company's agency relationship with the transfer agent should be terminated for any reason prior to a date which is two (2) years after the Closing Date, the Company shall immediately appoint a new transfer agent and shall require that the new transfer agent execute and agree to be bound by the terms of the Irrevocable Transfer Agent Instructions (as defined herein).

            (l) Restriction on Issuance of the Capital Stock. The Company covenants and agrees that, with the exception of Common Stock to be issued pursuant to the Standby Equity Distribution Agreement of even date herewith between the Company and the Buyer or pursuant to a commitment disclosed in the SEC Documents as defined in the Securities Purchase Agreement dated prior to the date hereof which shall be subject to the provisions contained in Sections 3(c)(i), (ii), (iii), (iv), (v) and (vi) of the Convertible Debenture, so long as any of the principal amount or interest on this Debenture remains unpaid and unconverted, the Company shall not, without the prior consent of the Buyer, (i) issue or sell any common stock or preferred stock with or without consideration,
(ii) issue or sell any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire common stock with or without consideration, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company, or (iv) file any registration statements on Form S-8. Provided the Company gives the Buyer ten (10) days prior written notice, the foregoing restriction shall exclude options, warrants or other securities convertible or exchangeable into shares of common stock of the Company that were outstanding prior to the date hereof, subject to the provisions contained in Sections 3(c)(i), (ii), (iii), (iv), (v), and (vi) of the Convertible Debenture.

      7.    TRANSFER AGENT INSTRUCTIONS.

      The Company shall issue the Irrevocable Transfer Agent Instructions to its transfer agent irrevocably appointing David Gonzalez, Esq. as its agent for purpose of having certificates issued, registered in the name of the Buyer(s) or its respective nominee(s), for the Conversion Shares representing such amounts of Convertible Debenture as specified from time to time by the Buyer(s) to the Company upon conversion of the Convertible Debenture, for interest owed pursuant to the Convertible Debenture, and for any and all Liquidated Damages (as this term is defined in the Investor Registration Rights Agreement). David Gonzalez, Esq. shall be paid a cash fee of Fifty Dollars ($50) for every occasion they act pursuant to the Irrevocable Transfer Agent Instructions. The Company shall not change its transfer agent without the express written consent of the Buyer(s), which may be withheld by the Buyer(s) in its sole discretion. Prior to registration of the Conversion Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(g) hereof (in the case of the Conversion Shares prior to registration of such shares under the Securities Act) will be given by the Company to its transfer agent and that the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Investor Registration Rights Agreement. Nothing in this Section 5 shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of Conversion Shares. If the Buyer(s) provides the Company with an opinion of counsel, in form, scope and substance customary for opinions of counsel in comparable transactions to the effect that registration of a resale by the Buyer(s) of any of the Conversion Shares is not required under the Securities Act, the Company shall within two (2) business days instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyer(s) shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

      8.    CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

      The obligation of the Company hereunder to issue and sell the Convertible Debenture to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Dates, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

            (a) The Buyer shall have executed the Transaction Documents and delivered them to the Company.

            (b) The Buyer shall have delivered to the Escrow Agent the Purchase Price for Convertible Debenture in respective amounts as set forth next to the Buyer as outlined on Schedule I attached hereto and the Escrow Agent shall have delivered the net proceeds to the Company by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

            (c) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer(s) at or prior to the Closing Date.

      9.    CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

            (a) The obligation of the Buyer(s) hereunder to purchase the Convertible Debenture at the Closing is subject to the satisfaction, at or before the First Closing Date, of each of the following conditions:

                  (i) The Company shall have executed the Transaction Documents and delivered them to the Buyer.

                  (ii) The Common Stock shall be authorized for quotation on the OTCBB, trading in the Common Stock shall not have been suspended for any reason.

                  (iii) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in
Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. If requested by the Buyer, the Buyer shall have received a certificate, executed by the President of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, without limitation an update as of the Closing Date regarding the representation contained in Section 3(c) above.

                  (iv) The Company shall have executed and delivered to the Buyer(s) the Convertible Debenture in the respective amounts set forth opposite the Buyer's name on Schedule I attached hereto.

                  (v) The Buyer shall have received an opinion of counsel from Greenberg Traurig, LLP in a form set forth in Schedule 9(a)(v).

                  (vi) The Company shall have provided to the Buyer a certificate of good standing from the secretary of state from the state in which the Company is incorporated.

                  (vii) The Company shall have provided to the Buyer an acknowledgement, to the satisfaction of the Buyer, from the Company's certified public accountant as to its ability to provide all consents required in order to file a registration statement in connection with this transaction.

                  (viii) The Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Debenture, shares of Common Stock to effect the conversion of all of the Conversion Shares then outstanding.

                  (ix) The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

      10.   INDEMNIFICATION.

            (a) In consideration of the Buyer's execution and delivery of this Agreement and acquiring the Convertible Debenture and the Conversion Shares hereunder, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer(s) and each other holder of the Convertible Debenture and the Conversion Shares, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Buyer Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Convertible Debenture or the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnities, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Convertible Debenture or the status of the Buyer or holder of the Convertible Debenture the Conversion Shares, as a Buyer of Convertible Debenture in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

            (b) In consideration of the Company's execution and delivery of this Agreement, and in addition to all of the Buyer's other obligations under this Agreement, the Buyer shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Company Indemnitees") from and against any and all Indemnified Liabilities incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Buyer(s) in this Agreement, instrument or document contemplated hereby or thereby executed by the Buyer, (b) any breach of any covenant, agreement or obligation of the Buyer(s) contained in this Agreement, the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Investor Registration Rights Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnities. To the extent that the foregoing undertaking by The Buyer may be unenforceable for any reason, The Buyer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

      11.   GOVERNING LAW: MISCELLANEOUS.

            (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

            (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

            (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            (e) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

            (f) Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile;
(iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:            SmarTire Systems Inc.
                                  Richmond Corporate Centre
                                  Suite 150-13151 Vanier Place
                                  Richmond, British Columbia
                                  Canada V6V 2J1
                                  Attention: Robert Rudman - President
                                  Telephone:(604) 276-9884
                                  Facsimile:(604) 276-2353

With a copy to:                   Greenberg Traurig, LLP
                                  200 Park Avenue
                                  New York, NY  10166
                                  Attention:  Spencer G. Feldman, Esq.
                                  Telephone:(212) 801-9200
                                  Facsimile:(212) 801-6400

      If to the Buyer, to its address and facsimile number on Schedule I, with copies to the Buyer's counsel as set forth on Schedule I. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

            (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

            (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            (i) Survival. Unless this Agreement is terminated under Section11, 5, the representations and warranties of the Company and the Buyer contained in Sections 3, 4 and 5, the agreements and covenants set forth in Sections 6 and 7, and the indemnification provisions set forth in Section 10, shall survive the Closing for a period of two (2) years following the date on which the Convertible Debenture are converted in full. The Buyer(s) shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

            (j) Publicity. The Company and the Buyer shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Buyer in connection with any such press release or other public disclosure prior to its release and Buyer shall be provided with a copy thereof upon release thereof).

            (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            (l) Termination. In the event that the Closing shall not have occurred with respect to the Buyer on or before five (5) business days from the date hereof due to the Company's or the Buyer's failure to satisfy the conditions set forth in Section 9 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated by the Company pursuant to this Section 11(l), the Company shall remain obligated to reimburse the Buyer for the fees and expenses of Yorkville Advisors Management, LLC described in Section 6(g) above.

            (m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                       COMPANY:
                                       SMARTIRE SYSTEMS, INC.

                                       By:     /s/ Jeff Finklestein
                                               --------------------
                                       Name:   Jeff Finklestein
                                       Title:  Chief Financial Officer

                                       BUYER:
                                       CORNELL CAPITAL PARTNERS, LP
                                       By:  Yorkville Advisors, LLC
                                       Its: General Partner

                                       By:    /s/ Mark Angelo
                                              ------------------------
                                       Name:  Mark A. Angelo
                                       Its:   President and Portfolio Manager

                                    EXHIBIT A

                 FORM OF INVESTOR REGISTRATION RIGHTS AGREEMENT
                 ----------------------------------------------

                                    EXHIBIT B

                            FORM OF ESCROW AGREEMENT
                            ------------------------

                                    EXHIBIT C

                     IRREVOCABLE TRANSFER AGENT INSTRUCTIONS
                     ---------------------------------------

                                    EXHIBIT D

                                US Questionnaire
                                ----------------

                        ACCREDITED INVESTOR QUESTIONNAIRE

      All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Securities Purchase Agreement.

      This Questionnaire is for completion by the Investor, who is a US person (as that term is defined Regulation S of the United States Securities Act of 1933 (the "1933 Act")). The purpose of this Questionnaire is to assure the Company that the Investor will meet the standards imposed by the 1933 Act and the appropriate exemptions of applicable state securities laws in connection with the transactions contemplated by the Securities Purchase Agreement. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. This Questionnaire is not an offer of any securities of the Company in any state other than those specifically authorized by the Company.

      All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, each Investor agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the transactions contemplated by the Securities Purchase Agreement.

12. The Investor covenants, represents and warrants to the Company that it satisfies one or more of the categories of "Accredited Investors", as defined by Regulation D promulgated under the 1933 Act, as indicated below:
(Please initial in the space provide those categories, if any, of an "Accredited Investor" which the Investor satisfies)

                             Category 1     An organization described in
                                            Section 501(c)(3) of the United
                                            States Internal Revenue Code, a
                                            corporation, a Massachusetts or
                                            similar business trust or
                                            partnership, not formed for the
                                            specific purpose of acquiring the
                                            securities, with total assets in
                                            excess of US $5,000,000;

                             Category 2     A natural person whose individual
                                            net worth, or joint net worth with
                                            that person's spouse, on the date of
                                            purchase exceeds US $1,000,000;

                             Category 3     A natural person who had an
                                            individual income in excess of US
                                            $200,000 in each of the two most
                                            recent years or joint income with
                                            that person's spouse in excess of US
                                            $300,000 in each of those years and
                                            has a reasonable expectation of
                                            reaching the same income level in
                                            the current year;

                             Category 4      A "bank" as defined under Section
                                            (3)(a)(2) of the 1933 Act or savings
                                            and loan association or other
                                            institution as defined in Section
                                            3(a)(5)(A) of the 1933 Act acting in
                                            its individual or fiduciary
                                            capacity; a broker dealer registered
                                            pursuant to Section 15 of the
                                            Securities Exchange Act of 1934
                                            (United States); an insurance
                                            company as defined in Section 2(13)
                                            of the 1933 Act; an investment
                                            company registered under the
                                            Investment Company Act of 1940
                                            (United States) or a business
                                            development company as defined in
                                            Section 2(a)(48) of such Act; a
                                            Small Business Investment Company
                                            licensed by the U.S. Small Business
                                            Administration under Section 301(c)
                                            or (d) of the Small Business
                                            Investment Act of 1958 (United
                                            States); a plan with total assets in
                                            excess of $5,000,000 established and
                                            maintained by a state, a political
                                            subdivision thereof, or an agency or
                                            instrumentality of a state or a
                                            political subdivision thereof, for
                                            the benefit of its employees; an
                                            employee benefit plan within the
                                            meaning of the Employee Retirement
                                            Income Security Act of 1974 (United
                                            States) whose investment decisions
                                            are made by a plan fiduciary, as
                                            defined in Section 3(21) of such
                                            Act, which is either a bank, savings
                                            and loan association, insurance
                                            company or registered investment
                                            adviser, or if the employee benefit
                                            plan has total assets in excess of
                                            $5,000,000, or, if a self-directed
                                            plan, whose investment decisions are
                                            made solely by persons that are
                                            accredited investors;

                             Category 5     A private business development
                                            company as defined in Section
                                            202(a)(22) of the Investment
                                            Advisers Act of 1940 (United
                                            States);

                             Category 6     A director or executive officer of
                                            the Company;

                             Category 7     A trust with total assets in
                                            excess of $5,000,000, not formed for
                                            the specific purpose of acquiring
                                            the securities, whose purchase is
                                            directed by a sophisticated person
                                            as described in Rule 506(b)(2)(ii)
                                            under the 1933 Act;

                             Category 8     An entity in which all of the
                                            equity owners satisfy the
                                            requirements of one or more of the
                                            foregoing categories;

                        Note that prospective Investors claiming to satisfy one
                  of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years' federal income tax returns or other appropriate documentation to verify and substantiate the Investor's status as an Accredited Investor.

      13. If the Investor is an entity which initialed Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

      14. _______________________________________________________________

      15. _______________________________________________________________

      The Investor hereby certifies that the information contained in this Questionnaire is complete and accurate and the Investor will notify the Company promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Investor represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

      IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ______ day of __________________, 2005.

         If a Corporation, Partnership or                 If an Individual:
Other Entity:

Print or Type Name of Entity                      Signature

Signature of Authorized Signatory                 Print or Type Name

Type of Entity                                    Social Security/Tax I.D. No.

                                                                      EXHIBIT E
                                                                      ---------
                        ACCREDITED INVESTOR QUESTIONNAIRE
                        ---------------------------------

      The purpose of this Questionnaire is to assure SmarTire Systems Inc. (the "Company") that the undersigned (the "Subscriber") will meet certain requirements for the registration and prospectus exemptions provided for under Multilateral Instrument 45-103 ("MI 45-103"), as adopted by the British Columbia Securities Commission and the Alberta Securities Commission (each, a "local jurisdiction"), in respect of a proposed private placement of securities by the Company (the "Transaction"). The Company will rely on the information contained in this Questionnaire for the purposes of such determination.

      The undersigned Subscriber covenants, represents and warrants to the Company that:

      1. the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction and the Subscriber is able to bear the economic risk of loss arising from such Transaction;

      2. the Subscriber satisfies one or more of the categories of "accredited investor" (as that term is defined in MI 45-103) indicated below (please check the appropriate box):

            (a) |_| a Canadian financial institution as defined in National Instrument 14-101, or an authorized foreign bank listed in
                  Schedule III of the Bank Act (Canada);

            (b) |_| the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

            (c) |_| an association under the Cooperative Credit Associations Act (Canada) located in Canada;

            (d) |_| a subsidiary of any person or company referred to in paragraphs 2(a) to 2(c), where the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

            (e) |_| a person or company registered under the Securities Act (British Columbia), or under securities legislation of another jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario);

            (f) |_| an individual registered or formerly registered under the Securities Act (British Columbia), or under securities legislation in another jurisdiction of Canada, as a representative of a person or company registered under the Securities Act (British Columbia), or under securities legislation in another jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario);

            (g) |_| the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province;

            (h)   |_| a municipality, public board or commission in Canada;

            (i) |_| a national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

            (j) |_| a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

            (k)   |_| a registered charity under the Income Tax Act (Canada);

            (l) |_| an individual who beneficially owns, or who together with a spouse beneficially owns, directly or indirectly, financial assets (defined in MI 45-103 to mean cash and securities) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN.$1,000,000;


            (m) |_| an individual whose net income before taxes exceeded CDN.$200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded CDN.$300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding that net income level in the current year;

            (n) |_| a corporation, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least CDN.$5,000,000 as reflected on its most recently prepared financial statements;

            (o) |_| a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes it securities only to persons or companies that are accredited investors;

            (p) |_| a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities under a prospectus for which a receipt has been issued by the regulator;

            (q) |_| an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs 2(a) through 2(e) and paragraph 2(j) in form and function; or

            (r) |_| a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors. The Subscriber acknowledges and agrees that the Subscriber may be required by the Company to provide such additional documentation as may be reasonably required by the Company and its legal counsel in determining the Subscriber's eligibility to acquire the Shares under relevant Legislation.

      IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the__________ day of_______ ,___________.

If a Corporation, Partnership or Other Entity:                If an Individual:

-----------------------------------------             -------------------------
Print or Type Name of Entity                          Signature

-----------------------------------------             -------------------------
Signature of Authorized Signatory                     Print or Type Name

-----------------------------------------
Type of Entity

                                                                       EXHIBIT F

                                  Form 45-903F1

                                   SCHEDULE I

                               SCHEDULE OF BUYERS

                                                                                 Address/Facsimile             Amount of
               Name                              Signature                        Number of Buyer             Subscription
               ----                              ---------                        ---------------             ------------

Cornell Capital Partners, LP        By:      Yorkville Advisors, LLC     101 Hudson Street - Suite 3700        $1,500,000
                                    Its:     General Partner             Jersey City, NJ  07303
                                                                         Facsimile:  (201) 985-8266

                                    By:     /s/ Mark Angel
                                            --------------------
                                    Name:   Mark Angelo
                                    Its:    Portfolio Manager and
                                    President

With a copy to:                     David Gonzalez, Esq.                 101 Hudson Street - Suite 3700
                                                                         Jersey City, NJ 07302
                                                                         Facsimile:  (201) 985-8266